Exhibit 10.3

Lease Agreement

Party A: Yang Dalu

Party B: Sichuan Dalu Huazhan Commercial Operation Management Co., Ltd.

Date: September 20, 2022

Lease Agreement of Overall House

Party A: Yang Dalu

Mail Address: No.73, Chengshou Street, Jinjiang District, Chengdu City

Contact:

Postal Code: 610000

Opening Bank: Chengdu 8th Subbranch of China Construction Bank

Account No.:

Party B: Sichuan Dalu Huazhan Commercial Operation Management Co., Ltd.

Mail Address: Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Contact:

Postal Code: 610000

Opening Bank: High-tech Subbranch of China CITIC Bank Corporation Limited

Account No.:

According to the Civil Code of the People’s Republic of China and the relevant laws and regulations, Party A and Party B, on the basis of equality and willingness, agree that Party A rents part of its own assets to Party B for operation and management. In order to clarify the rights and obligations of both parties, this Agreement is hereby reached for mutual compliance.

Ⅰ. Overview of the Leased Assets

Party A owns the property right of Sunshine Comprehensive Building located in No.73, Chengshou Street, Jinjiang District, Chengdu City. The asset class is for commercial purpose and the property area covers 3,061.90 square meters.

Party A and Party B agree that Party B shall operate and manage the property and other assets legally held by Party A during the lease term according to this Agreement and Party B shall have the right to sublease the property and collect rent from the lessee.

Ⅱ. Lease Term

1. The lease term is fifteen (15) years from September 20, 2022 to September 19, 2037. Party B shall uniformly operate and manage the above premises and other assets (hereinafter referred to as the “above assets “) during the lease term.

2. Upon expiration of the lease term, Party A shall have the right to retrieve the above assets and Party B shall return the assets as scheduled. Ahead of three (3) months before the expiration of the cooperation term, Party A and Party B shall send a written notice to the other if they intend to renew the contract, and Party B shall have the priority to renew the lease.

Ⅲ. Rent and Settlement Method

1. Both parties agree that the starting rent for the overall lease of the above assets is RMB 1.35 million (tax included) per year. The annual rent is RMB 1.4 million (tax included) from September 20, 2027.

2. The rent shall be paid on a natural quarterly basis. Party B shall pay Party A the quarterly rent within five (5) working days of each natural quarter.

3. Party A shall issue legal and compliant special VAT invoices to Party B according to law.

4. Both parties agree that they can increase or decrease the scope of the above assets and determine the rent accordingly in line with the relevant provisions hereof.

Ⅳ. Rights and Obligations of Both Parties

1. During the lease term, Party A and Party B shall have full decision-making power to change, restructure and change the name of shareholders upon sending a notification each other.

2. During the term of this Agreement, Party A shall have the right to mortgage the above assets for financing.

3. During the term of this Agreement, Party B can sell houses of the above assets according to the market conditions. With the consent of Party A, Party B can charge the commission of [3-8]% of the total transaction price of houses if it assists Party A in selling houses.

4. During the lease term, Party B shall have full decision-making power to operate the above assets, including but not limited to business planning, advertising, investment introduction, leasing, maintenance and transformation for quality improvement, etc.

5. Party B shall unconditionally undertake all the rights and obligations that Party A signed the lease contract of the above assets, and protect Party A against the breach of contract and losses.

6. Party B shall reasonably use and take good care of the above assets and ancillary facilities and equipment. Party B is obliged to ensure that the above assets are in normal use state, and transfer them to Party A in normal use state after the cooperation period. Party B shall be responsible for maintenance if the above assets and ancillary facilities and equipment are damaged or faulty due to improper management or unreasonable use.

7. During the lease term, Party B shall have the right and obligation to keep the above assets, and to sublet the above assets and collect rental. However, Party B shall not be liable for making compensation for the loss of such assets caused by force majeure or unattributable liabilities such as natural disasters or policy changes.

8. Unless otherwise agreed herein, Party B shall undertake all costs incurred during the lease term paid to Party A by Party B, including but not limited to water, electricity and property management. Party B shall not recover or claim compensation from Party A again.

9. Party B promises to operate in accordance with national laws and regulations during the lease term, and wouldn’t use the above assets for illegal purpose.

10. Upon the expiration of this Agreement, Party B shall return the assets within ten (10) working days after the expiration of the cooperation period if both parties fail to renew the contract. Otherwise, Party A shall have the right to take the assets back and all expenses and consequences incurred shall be borne by Party B.

11. If both parties otherwise reach the agreement, it shall prevail.

Ⅴ. Liability for Breach Contract

1. If Party B fails to pay Party A the rent as scheduled, Party A may require Party B to pay 0.5% of the total account payable for each overdue day. Party A shall have the right to terminate the Agreement if Party B still fails to pay Party A the rent within ten (10) working days.

2. Party A has the right to assess Party B. If the occupancy rate is less than 80% for three consecutive months, Party A has the right to issue a rectification notice to Party B. Party A has the right to unilaterally terminate the agreement If the improvements aren’t made within three (3) months after the rectification notice is issued.

3. This Agreement shall be automatically terminated if it cannot be performed due to force majeure (including but not limited to natural disasters, wars or the like, riots, destructions or serious fires).

4. The non-breaching party may notify the breaching party in writing to terminate this Agreement if either party seriously violates this Agreement and obstructs the purpose of cooperation. The breaching party shall pay the non-breaching party RMB 100,000 as liquidated damages and make additional compensation if the liquidated damages are insufficient to compensate for the losses of the non-breaching party.

Ⅵ. Notification

1. Any documents and announcements to one party in accordance with this Agreement that are delivered to or retained by the legal address or the mail address of the recipient hereof by a designated person, or the mail address of the recipient hereof by registered mail or express mail, or other addresses in writing by the above methods shall be deemed to have been delivered to the recipient.

2. Any notice sent by registered mail or express mail shall be deemed to have been delivered to the recipient within three (3) working days after the delivery. A delivery receipt issued by the post office or any express company proves that the notice has been delivered to the recipient.

Ⅶ. Dispute Resolution

Any dispute arising from the performance of this Agreement shall be settled by both parties through negotiation. If negotiation fails, both parties agree to file a lawsuit in the people’s court that has jurisdiction over the premises.

Ⅷ. Other

1. This Agreement shall come into force upon being signed and sealed by the legal representatives or authorized representatives of both parties.

2. Matters not covered herein shall be negotiated separately. Both parties may modify, change or supplement the terms and conditions hereof and sign a supplementary agreement.

3. This Agreement is in sextuplicate. Party A and Party B shall keep three copies respectively. The annex is an integral part of this Agreement and shall have equal legal effect accordingly.

Party A (Signature and seal):	Party B (Signature and seal):

Signing date: September 20, 2022	Signing date: September 20, 2022

Account No. for Collection: Chengdu 8th Subbranchof China Construction Bank	Account No. for Collection: High-tech Subbranch of China CITIC Bank Corporation Limited